SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THE JACKSON RIVERS COMPANY
                                 --------------
               (Exact Name of Issuer as specified in its Charter)

                               FLORIDA 65-1102865
                               -------- ----------
          (State of Incorporation) (I.R.S. Employer Identification No.)

      2401 East Atlantic Boulevard, Suite 314, Pompano Beach, Florida 33062
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

             THE JACKSON RIVERS COMPANY - YEAR 2002 STOCK AWARD PLAN
                  --------------------------------------------
                            (Full title of the Plan)

                              Don A. Paradiso, P.A.
                     Suite 314 Washington Mutual Bank Tower
                          2401 East Atlantic Boulevard
                          Pompano Beach, Florida 33062
                                 (954) 782-5006
                                 --------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                        Copies of all communications to:
                              Don A. Paradiso, Esq.
                     2401 East Atlantic Boulevard, Suite 314
                          Pompano Beach, Florida 33062
                                 (954) 782-5006






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                         CALCULATION OF REGISTRATION FEE


 Title of Each                       Proposed    Proposed
   Class of                          Maximum     Maximum       Amount of
 Securities to       Amount to be    Offering    Aggregate     Registration
 be Registered        Registered     Price Per   Offering      Fee
      (1)                            Share (1)   Price(1)      (1)

 Common Stock,         2,500,000      $. 01      $25,000         $2.30
$.001 Par Value
   Per Share

(1)   Estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     a.   General Plan Information

     1. The title of the Plan is: the Jackson Rivers Company - Year 2002 Stock Award Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is The Jackson Rivers Company. ("Company").

     2. The general nature and purpose of the Plan is to grant Employees, Directors, Officers and Consultants an aggregate of 2,500,000 shares of the Company as compensation for services rendered and service to be rendered to the Company.

     3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

     4. The Company shall act as Plan Administrator. The Company's address is 2401 East Atlantic Blvd. #304, Pompano Beach, Florida 33062. The telephone number of the Company is (954) 782-5006.

     b.   Securities to be Offered

         2,500,000 shares of the Company's Common Stock, $.001 par value, is being offered pursuant to the Plan.


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                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated hereby by reference and made a part hereof is (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed under the Securities Exchange Act of 1934 (the "Exchange Act"). All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; and (b) the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2002.

Item 4.           DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being registered by this Registration statement is being passed upon by Don A. Paradiso, PA, Suite 314, 2401 East Atlantic Boulevard, Pompano Beach, Florida 33062, counsel to the Company. Mr. Paradiso owns 10,000,000 shares of the Company's common stock and will be issued no additional common stock being registered hereunder.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         INDEMNIFICATION The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if (a) the officer or director conducted himself or herself in good faith; (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.



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         The Company's By-Laws provide that: "The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative."

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.           EXHIBITS

         The following is a complete list of exhibits filed as a part of this Registration Statement.

         Exhibit No.                Document

         1 Opinion of Don A. Paradiso, re legality of shares of Common Stock being registered filed herewith.

         2 Consulting Services Plan made as of the 22nd day of July 2002 for the Company's consultants and employees.

         3      Consent of Don A. Paradiso, Esq.
                 (Included in Exhibit 1)

Item 9.           UNDERTAKINGS

A.       To Update Annually

         The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of regulation S-K, to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the

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Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Incorporation of Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Broward County, State of Florida on the 23rd day of July, 2002.

                                          THE JACKSON RIVERS COMPANY

                                          By: /s/ DON A. PARADISO
                                              ------------------------
                                          Don A. Paradiso
                                          President, Chief Executive
                                          Officer and Chairman of the Board




Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                                 Date

/s/ Don A. Paradiso       President, Chief Executive Officer      July 23, 2002
-------------------       and Chairman (Principal Executive
Don A. Paradiso           Officer)


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